Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

On Stage Entertainment, Inc.

Las Vegas, Nevada 89103

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (file number 333-56285 and 333-80283) of our report dated March 1, 2002 relating to the consolidated financial statements of On Stage Entertainment, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001.

BDO Seidman, LLP

Los Angeles, California

March 30, 2002